EXHIBIT 10.5

PROMISSORY NOTE

September 28, 2005

Promise to Pay: For value received, the undersigned Borrower (whether one or more) promises to pay to the order of Lender and the Principal Amount, to the extent advanced by Lender, together with interest on the unpaid balance of such amount, in lawful money of the United States of America, in accordance with all the terms conditions and covenants set forth below.

Borrower:	Wilson Family Communities Inc.

Borrower’s Address for Notice:	2700 Fortuna, Suite 400
Austin, Texas 78746

Lender:	PlainsCapital Bank

Lender’s Address for Payment:	919 Congress Avenue, Suite 600
Austin, Texas 78701

Principal Amount:	$2,000,000.00

Prime Rate Established By:	The Wall Street Journal

Margin Percentage:	Zero percent (0.00%)

Interest Rate Change Date:	Monthly
(on the same day of the month as the date of this Note)

Default Interest Rate:	Eighteen percent (18%)

Payment Terms:

This Note is due and payable on demand, but if no demand is made, as follows:

Interest only is payable monthly as it accrues on or before the 28th day of every month, beginning October 28, 2005, and continuing on the same day of each succeeding month until maturity. The entire unpaid principal balance, together with accrued and earned but unpaid interest, shall be fully due and payable on or before September 28, 2006.

Interest Provisions:

             (a)         Rate: The Principal Amount of this Note advanced but from time to time remaining unpaid prior to maturity shall bear interest at a varying or fluctuating rate per annum (the “Applicable Rate”) that is equal to the “Prime Rate” plus the “Margin Percentage” as those terms are defined and stated in this Note, but never greater than the “Maximum Lawful Rate”, as defined below. The term “Prime Rate” as used in this note means a per annum interest rate equal to the “Prime Rate” as published each day by The Wall Street Journal in its “Money Rates” section, and if more than one such rate is published, then the highest such rate. On any day when The Wall Street Journal” is not published or a Prime Rate is not published under the Money Rates section thereof, then the Prime Rate published for the preceding publication date of The Wall Street Journal shall apply. Should the method of establishing the Prime Rate, or the publication of such Prime Rate, cease or be abolished, then the Prime Rate used for the balance of the term of this Note shall be that interest rate established, adopted or used by holder as its prime or base interest rate. The term “Margin Percentage” is that percentage, if any, stated above, which shall be added to the Prime Rate to establish the Applicable Rate per annum to be paid by Borrower on this Note. The Applicable Rate shall be adjusted, if necessary, on the Interest Rate Change Date in the event the Prime Rate in effect on an Interest Rate Change Date has changed from the previous month; once the Applicable Rate has been adjusted to reflect a different Prime Rate on an Interest Rate Change Date, that Applicable Rae shall remain in effect until the next Interest Rate Change Date and then adjusted, if necessary, to reflect a further change in the Prime Rate in effect on such date. Any such change in the Applicable Rate shall be effective on the applicable Interest Rate Change Date, without notice to Borrower or any other person.

             (b)         Maximum Lawful Rate: The term “Maximum Lawful Rate” means the maximum lawful contractual rate of interest, and the term “Maximum Lawful Amount” means the maximum lawful contractual amount of interest, that are permissible and nonusurious under the weekly ceiling from time to time in effect provided by Texas Finance Code Sections 303.002 and 303.003, subject to Texas Finance Code Section 303.009.

             (c)         Usury Disclaimer: All agreements between Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or any other circumstance whatsoever, shall be the interest contracted for, charged or received by Lender exceed the Maximum Lawful Amount. If, from any circumstances whatsoever, interest would otherwise be payable to Lender in excess of the Maximum Lawful Amount, the interest payable to Lender shall be reduced to the Maximum Lawful Amount; and if from any circumstance Lender shall ever receive any interest in excess of the Maximum Lawful Amount, an amount equal to any excessive interest shall be applied to the reduction of the Principal Amount and not to the payment of interest, or if such excessive interest exceeds the unpaid Principal Amount such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the Principal Amount (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the Maximum Lawful Amount. For purposes of this paragraph, the term interest shall include all considerations and amounts that constitute interest under applicable usury law. This paragraph shall control all agreements between Borrower and Lender.

             (d)         Interest After Default: All past due installments of principal and interest on this Note, and the unpaid principal balance during the existence of any default and after maturity, shall bear interest at a per annum rate equal to the lesser of (i) the Default Interest Rate stated above or (ii) the Maximum Lawful Rate. Where no Maximum Lawful Rate is applicable and a Default Interest Rate is not specified, the interest rate on such amounts shall be the Applicable Rate stated above.

Default Provisions:

             (a)         Events of Default and Acceleration of Maturity: Lender may declare the entire unpaid Principal Amount and all accrued and earned but unpaid interest at once due and payable if:

(i)         there is default in the payment of any installment of principal, interest or other sum required to be paid under the terms of the Loan Documents (defined below) and such default continues for a period of 10 calendar days after Lender has sent written notice of such nonpayment to Borrower, which notice shall be deemed effective upon deposit into the custody of the U.S. Postal service;

 (ii)         there is default in the performance of any covenant, condition, or agreement contained in any of the Loan Documents, including any instrument securing the payment of this Note and such default continues for a period of 30 calendar days after Lender has sent written notice of such nonperformance to Borrower, which notice shall be deemed effective upon deposit into the custody of the U.S. Postal Service (provided, however, that if any of the other Loan Documents define a default as an event or condition for which no notice and cure period is provided, the notice and cure period in this (ii) shall not apply);

 (iii)         the liquidation, termination, dissolution or (if Borrower or any guarantor is a natural person) death or legal incapacity of Borrower; or

 (iv)         the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of Borrower.

            (b)         Waiver by Borrower: Except as stated above, Borrower and all other parties liable for this Note waive demand, notice of presentment, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and diligence in collection.

             (c)         Non-Waiver by Lender: Any previous extension of time, forbearance, failure to pursue some remedy, or acceptance of partial payment by Lender, before or after maturity, does not constitute a waiver by Lender of the existence of any event of default nor of its right to strictly enforce the collection of this Note according to its terms.

             (d)         Other Remedies Not Required: Lender shall not be required to first file suit, exhaust all remedies, or enforce its rights against any security in order to enforce payment of this Note.

             (e)         Joint and Several Liability: Each Borrower who signs this Note, and all of the other parties liable for the payment of this Note, such as guarantors, endorsers, and sureties , are jointly and severally liable for the payment of this Note.

             (f)         Attorney’s Fees: If Lender requires the services of an attorney to enforce the payment of this Note or the performance of the other Loan Documents, or if this Note is collected through any lawsuit, probate, bankruptcy, or other judicial proceeding, Borrower agrees to pay Lender an amount equal to its reasonable attorney’s fees and other collection costs. This provision shall be limited by any applicable statutory restrictions relating to the collection of attorney’s fees.

Revolving Line of Credit:

             (a)         Indebtedness and Liens: This Note shall evidence Borrower’s indebtedness for advances from time to time made under a revolving credit line pursuant to that certain Master Construction Loan Agreement of even date herewith (the “Loan Agreement”), which indebtedness may from time to time be decreased, increased, paid in full and then renewed. This Note shall evidence all such indebtedness and this Note and all lien instruments securing it and the liens and security interest thereunder shall remain in effect until this Note is formally terminated in writing, and this Note and such lien instruments, liens and security interest shall not otherwise be terminated by payment of all or any part of the indebtedness hereby represented.

             (b)         Evidence of Amount Outstanding: The books and records of Lender relating to this Note will be evidence of the amounts advanced, paid and owing hereunder. Without limiting the foregoing, all advances and all payments made on account of the principal hereof may be endorsed by Lender on the back or on an attachment to this Note, and when endorsed thereon shall become a part hereof and evidence of the amounts due hereunder. Interest will accrue only from the date that funds are advanced, and the liability of the undersigned is limited to the unpaid principal from time to time actually disbursed pursuant to such Loan Agreement, plus unpaid interest actually accrued on such principal, plus any expenses or other charges as more fully provided in this Note, the Loan Agreement and any documents securing this Note or the Loan Agreement.

Miscellaneous Provisions:

             (a)         Draw Note: This Note is a “draw note.” Advances may be made, from time to time, by Lender to Borrower, up to the face amount of this Note, subject to and as more fully provided in the Loan Agreement. Interest will accrue only from the date that funds are advanced pursuant to such Loan Agreement or the documents security this Note and the Loan Agreement, disbursed pursuant to such Loan Agreement, plus unpaid interest actually accrued on such principal, plus any expenses or other charges as more fully provided in this Note, the Loan Agreement and any documents securing this Note or the Loan Agreement. To the extent, if any, that any advances may from time to time be made under this Note to pay interest on this Note, such advances will be deemed made (and interest will accrue thereon) only from and after the date that interest being paid by such advance has fully accrued and is due and payable. The books and records of the holder of this Note relating to this Note will be evidence of the amounts advanced, paid and owing hereon. Without limiting the foregoing, all advances and all payments made on account of the principal balance hereof may be endorsed by the holder hereof on the back of or on an attachment to this draw Note, and when endorsed thereon shall become part hereof and evidence of the amount due hereunder.

             (b)         Collateral: This Note is secured by all deeds of trust, security agreements, collateral assignments and other liens and security now or at any time hereafter executed by Borrower or other parties, and by rights of subrogation accruing to Lender by reason of any indebtedness surcharged by the proceeds of this Note. Without limiting the foregoing, this Note is secured by a Deeds of Trust from time to time.

             (c)         Application of Payments: All payments on the indebtedness evidenced by this Note and by any documents securing or governing this Note, other than regularly scheduled payments, shall be applied to such indebtedness in such order and manner as Lender may from time to time determine in its absolute discretion.

             (d)         Subsequent Holder: All references to Lender in this Note shall also refer to any subsequent owner or holder of this Note by transfer, assignment, endorsement or otherwise.

             (e)         Transfer or Participation: Borrower acknowledges and agrees that Lender may, from time to time, transfer or sell this Note to one or more transferees or participants. Borrower authorizes Lender to disseminate any information it has pertaining to the loan evidenced by this Note, including, without limitation, credit information on Borrower, any of its principals and any guarantor of this Note, to any such transferee or participant or prospective transferee or participant.

             (f)         Set-Off: Borrower agrees that Lender may exercise Lender’s right of set-off to pay all or any part of the outstanding Principal Amount and accrued interest, costs, attorney’s fees, and advances owed on this Note against any obligation Lender may have, now or hereafter, to pay money, securities or other property to Borrower. This includes, without limitation:

(i)	any deposit account balance, securities account balance or certificate of deposit balance
(whether matured or unmatured) Borrower has with Lender, whether general, special, time, savings, checking or NOW account;

(ii)	any money owing to Borrower on an item presented to Lender or in Lender’s possession for collection or exchange; and

(iii)	any repurchase or any other non-deposit obligation or credit in Borrower’s favor.

Lender's right of set-off may be exercised upon Borrower's default:

(i)	without prior demand or notice;

(ii)	without regard to the existence or value of any collateral securing this Note; and

(iii)	without regard to the number or creditworthiness of any other persons who have agreed to pay this Note.

             Lender will not be liable for dishonor of a check or other request for payment where there are insufficient funds in the account (or other obligation) to pay such request because of Lender’s exercise of Lender’s right of set-off. Borrower agrees to indemnify and hold Lender harmless from any person’s claims and the costs and expenses, including without limitation, attorneys’ fees, incurred as a result of such claims or arising as the result of Lender’s exercise of Lender’s right of set-off.

(g) Successors and Assigns: The provisions of this Note shall be binding upon and for the benefit of the successors, assigns, heirs, executors and administrators of Lender and Borrower.

(h) Other Parties Liable: All promises, waivers, agreements and conditions applicable to
Borrower shall likewise be applicable to and binding upon any other parties primarily or secondarily liable for the payment of this Note, including all guarantors, endorsers and sureties.

(i) Modifications: Any modifications agreed to by Lender relating to the release of liability of any of the parties primarily or secondarily liable for the payment of this Note, or relating to the release, substitution, or subordination of all or part of the security for this Note, shall in no way constitute a release of liability with respect to the other parties or security not covered by such modification.

(j) Borrower’s Address for Notice: All notices required to be sent by Lender to Borrower shall be sent by United States Mail, postage prepaid, to Borrower’s Address for Notice stated on the first page of this Note, until Lender shall receive written notification from Borrower of a new address for notice.

(k)	Lender’s Address for Payment: All sums payable by Borrower to Lender shall be paid at Lender’s Address for Payment stated on the first page of this Note, until Lender shall notify Borrower of a new address for payment.

(l) Applicable Law: This Note has been executed and delivered, and shall be construed, in accordance with the applicable laws of the State of Texas and the United States of America.

(m)	Time of Essence: Time is of the essence in Borrower’s performance of all duties and obligations imposed by this Note.

(n)	Business Use: Borrower represents and warrants to Lender that the proceeds of this Note will be used solely for business, commercial, investment or other similar purposes, and no portion thereof will be used for personal, family or household use.

(o) Non-Homestead: Borrower represents and warrants to Lender that the property covered by the Deed of Trust securing this Note is not the business or residential homestead of Borrower or any other person. Borrower has no present intent to occupy in the future or use or claim in the future such property either as business or residential homestead.

(p)	Chapter 346 Not Applicable: It is agreed that Chapter 346 of the Texas Finance Code relating to certain revolving credit loan accounts and tri-party accounts is not applicable to this Note nor any indebtedness or account at any time evidenced by it, and any applicability thereof is hereby expressly waived.

(q) Loan Documents: when used herein, the term “Loan Documents” shall mean all promissory notes, deeds of trust, mortgages, security agreements, assignments, loan agreements or any other instruments evidencing or securing this Note or otherwise governing, guaranteeing or pertaining to the loan evidenced by this Note.

Borrower’s Signature:	Wilson Family Communities, Inc. By:/s/ Clark N. Wilson___________ Name: Clark N. Wilson Title: President